 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): September 11, 2020

Amyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100,	Emeryville,	CA	94608
(Address of Principal Executive Offices)			(Zip Code)

(510)	450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 11, 2020, Amyris, Inc. (the “Company”) issued a press release entitled “Amyris Responds to LAVVAN's Filing of Lawsuit on September 10, 2020,” a copy of which, alongside the RCL Agreement and its Amendment No.1 and Amendment No.2 mentioned therein, are furnished as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1, 99.2, 99.3, and 99.4 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Press Release, dated September 11, 2020
99.2	Research, Collaboration and License Agreement between registrant and Lavvan, Inc., effective March 18, 2019
99.3	Amendment No. 1 to the Research, Collaboration and License Agreement, dated May 20, 2019, between registrant and Lavvan, Inc.
99.4	Amendment No. 2 to the Research, Collaboration and License Agreement, dated March 11, 2020, between registrant and Lavvan, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: September 11, 2020	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Chief Financial Officer